SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2009

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667	(Zip Code)
Morrisville, VT	05661-0667

Registrant’s telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On April 15, 2009, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the first quarter ended March 31, 2009, as well as the declaration of a regular quarterly cash dividend.

Item 4.01: Change in Registrant’s Certifying Accountant

(b) On April 15, 2009, the Company engaged Berry Dunn McNeil & Parker (“BDMP”) as the Company’s independent public accountant for the Company’s fiscal year ending December 31, 2009 and the interim periods prior to such year end. The appointment of BDMP, which was previously announced in the Company’s Current Report on Form 8-K dated January 22, 2009, as amended on January 29, 2009, was subject to completion of BDMP’s standard engagement acceptance procedures.

Item 8.01. Other Events

On April 15, 2009 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $0.25 per share. The dividend is payable on May 8, 2009 to shareholders of record on April 27, 2009. The quarterly cash dividend for the previous quarter was $0.28 per share.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated April 15, 2009, announcing a regular quarterly dividend and first quarter ended March 31, 2009 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

April 15, 2009	/s/ Kenneth D. Gibbons
Kenneth D. Gibbons, President & CEO

April 15, 2009	/s/ Marsha A. Mongeon
Marsha A. Mongeon, Treasurer & CFO

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated April 15, 2009, announcing a regular quarterly dividend and first quarter ended March 31, 2009 net income and net income per share.